Exhibit 99.1

Financial Statements and Accountants’ Review Report
Avivo Corporation dba Atomz
March 31, 2005 and 2004

Report of Independent Certified Public Accountants

Board of Directors
Avivo Corporation

We have reviewed the accompanying balance sheets of Avivo Corporation dba Atomz (“the Company”) (a California corporation) as of March 31, 2005 and 2004, and the related statements of operations, stockholders’ equity and cash flows for the three month periods then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of the Company.

A review consists principally of inquires of Company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying financial statements referred to above for them to be in conformity with accounting principles generally accepted in the United States of America.

San Jose, California
June 24, 2005

Avivo Corporation dba Atomz

BALANCE SHEETS

March 31,
(See Accountants’ Review Report)

	2005	2004
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,600,285	$850,536
Accounts receivable, net of allowance for doubtful accounts of $27,520 in 2005 and 2004	883,420	645,394
Prepaids and other current assets	158,294	41,921

Total current assets	2,641,999	1,537,851

PROPERTY AND EQUIPMENT, NET	314,797	299,439
OTHER ASSETS	92,921	92,921

	$3,049,717	$1,930,211

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$635,630	$114,075
Notes payable - related party	94,000	118,501
Current maturities of capital lease obligations	60,206	18,464
Accrued salaries and related taxes	415,652	291,649
Deferred revenue	3,504,439	2,480,043

Total current liabilities	4,709,927	3,022,732

LONG-TERM OBLIGATIONS
Capital lease obligations, less current maturities and other long term obligations	65,608	15,699

Total long-term obligations	65,608	15,699

STOCKHOLDERS’ EQUITY (DEFICIENCY)
Preferred stock, 8% non-cumulative convertible Series A, no par value, 1,100,000 shares authorized, issued and outstanding 1,008,334 shares	4,000,000	4,000,000
Preferred stock, 8% non-cumulative convertible Series B, no par value, 2,200,000 shares authorized, issued and outstanding 1,935,169 shares	14,981,229	14,981,229
Preferred stock, 8% non-cumulative convertible Series C, no par value, 2,200,000 shares authorized, issued and outstanding 2,017,210 shares	961,843	961,843
Common stock, no par value, 36,000,000 shares authorized, issued and outstanding 6,662,535 shares	182,990	175,009
Notes receivable from stockholders	(13,323)	(19,453)
Accumulated deficit	(21,838,557)	(21,206,848)

Total stockholders’ equity (deficiency)	(1,725,818)	(1,108,220)

	$3,049,717	$1,930,211

The accompanying notes are an integral part of these financial statements.

Avivo Corporation dba Atomz

STATEMENTS OF OPERATIONS

Three months ended March 31,
(See Accountants’ Review Report)

	2005	2004
Revenue
Service revenue	$1,750,963	$1,192,877
Advertising revenue	699,028	—

Total revenue	2,449,991	1,192,877

Cost of sales	663,444	181,063

Gross profit	1,786,547	1,011,814

Operating expenses
General and administrative	854,402	635,343
Sales and marketing	671,010	594,243
Research and development	353,798	434,127

Total operating expenses	1,879,210	1,663,713

Loss from operations	(92,663)	(651,899)

Interest income (expense), net	3,131	(333)

Net loss before income taxes	(89,532)	(652,232)

Income taxes	800	—

Net Loss	$(90,332)	$(652,232)

The accompanying notes are an integral part of these financial statements.

Avivo Corporation dba Atomz

STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIENCY)

For the three months ended March 31, 2005 and 2004
(See Accountants’ Review Report)

				Notes
				Receivable
	Preferred	Common Stock		from	Accumulated
	Stock	Shares	Amount	Stockholders	Deficit	Total
Balance at Januray 1, 2004	$19,943,072	6,626,823	$175,009	$(33,574)	$(20,554,616)	$(470,109)

Issuance of common stock	—	—	—	—	—	—

Collections on notes receivable	—	—	—	14,121	—	14,121

Net loss	—	—	—	—	(652,232)	(652,232)

Balance at March 31, 2004	$19,943,072	6,626,823	$175,009	$(19,453)	$(21,206,848)	$(1,108,220)

Balance at January 1, 2005	$19,943,072	6,662,535	$180,990	$(20,543)	$(21,748,225)	$(1,644,706)

Issuance of common stock	—	7,500	2,000	—	—	2,000

Collections on notes receivable	—	—	—	7,220	—	7,220

Net loss	—	—	—	—	(90,332)	(90,332)

Balance at March 31, 2005	$19,943,072	6,670,035	$182,990	$(13,323)	$(21,838,557)	$(1,725,818)

The accompanying notes are an integral part of these financial statements.

Avivo Corporation dba Atomz

STATEMENTS OF CASH FLOWS

Three months ended March 31,
(See Accountants’ Review Report)

	2005	2004
Increase (decrease) in cash and cash equivalents
Cash flows from operating activities
Net loss	$(90,332)	$(652,232)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	52,317	61,130
Issuance of note payable for salary	(191,524)	—
(Gain) loss on disposal of assets	—	7,106
Changes in assets and liabilities:
Accounts receivable	409,112	(143,170)
Prepaids and other current assets	(82,114)	19,276
Accounts payable and accrued liabilities	352,580	(24,617)
Accrued salaries and related taxes	20,657	119,029
Deferred revenue	(190,690)	397,421

Net cash provided by (used in) operating activities	280,006	(216,057)

Cash flows from investing activities
Purchase of property and equipment	(55,217)	(1,077)

Net cash used in investing activities	(55,217)	(1,077)

Cash flows from financing activities
Issuance of common stock	2,000	—
Payments on capital lease	(16,624)	(4,452)
Payments on notes receivable from stockholders	7,220	14,121

Net cash provided by (used in) financing activities	(7,404)	9,669

Net increase (decrease) in cash and cash equivalents	217,385	(207,465)

Cash and cash equivalents at beginning of period	1,382,900	1,058,001

Cash and cash equivalents at end of period	$1,600,285	$850,536

Supplemental disclosure of cash flow information:
Cash paid during the year for:
Income taxes	$800	$—

The accompanying notes are an integral part of these financial statements.

Avivo Corporation dba Atomz

NOTES TO FINANCIAL STATEMENTS

March 31, 2005 and 2004

(See Accountants’ Review Report)

NOTE A — ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Avivo Corporation dba Atomz, (the “Company”), is an application service provider that provides services that help Web developers, designers, and engineers to build better Web sites.

A summary of the Company’s significant accounting policies applied in the preparation of the accompanying financial statements follows.

Revenue Recognition

Payments for service revenues are typically received upfront and are initially recorded as deferred revenues. Service revenues are then recognized ratably over the related subscription term, in the month in which the services are performed. Revenues from professional services are recognized in the period in which the services are performed. Advertising revenues are recognized in the period earned.

Historically the Company has expensed internal sales commissions when the service contract begins. During the three months ended March 31, 2005, the Company altered its methodology to defer internal commission expenses over the life of the service contract, as revenue is recognized. This change resulted in the deferral of approximately $88,000 of expenses at March 31, 2005.

Cost of Sales

Cost of sales includes those professional services directly related to revenue generation.

Cash Equivalents

The Company considers all certificates of deposit and highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents.

Accounts Receivable

Accounts receivable are due within 30 days and are stated at amounts due from customers net of an allowance for doubtful accounts. Credit is extended based on evaluation of a customers’ financial condition and, generally, collateral is not required. Accounts outstanding longer than the contractual payment terms are considered past due. The Company determines its allowance by considering a number of factors, including the length of time trade accounts receivable are past due, the Company’s previous loss history, the customer’s current ability to pay its obligation to the Company, and the condition of the general economy and the industry as a whole. The Company writes-off accounts receivable when they become uncollectible, and payments subsequently received on such receivables are credited to the allowance for doubtful accounts.

Property and Equipment

Property and equipment are carried at cost. Depreciation is computed using the straight-line method over estimated useful lives of 3 years for computer equipment and software, 2 years for computer laptops, 3 years for computer servers, 5 years for furniture and office equipment, and the shorter of the service life or term of the lease for leasehold improvements.

Avivo Corporation dba Atomz

NOTES TO FINANCIAL STATEMENTS (continued)

March 31, 2005 and 2004

(See Accountants’ Review Report)

NOTE A — ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (continued)

Software Development Costs

Software development costs are expensed as incurred, since the time period between the establishment of technological feasibility and software release is minimal. The costs associated with the planning and design phase of software development, including coding and testing activities necessary to establish technological feasibility, are classified as research and development and expensed as incurred.

Advertising Costs

The cost of advertising, promotion, and marketing programs is charged to operations in the year incurred and is included as operating expenses in the accompanying statements of operations. Advertising costs aggregated $97,459 and $104,084 for the three month periods ended March 31, 2005 and 2004, respectively.

Income Taxes

Income taxes are accounted for using the asset and liability approach for financial reporting. The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial statement carrying amount and the tax basis of assets and liabilities and net operating loss and tax credit carry forwards. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

Stock-Based Compensation

The Company accounts for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board (“APB”) No. 25, Accounting for Stock Issued to Employees, and complies with the disclosure provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123, Accounting for Stock-Based Compensation, as amended by SFAS No. 148, Accounting for Stock-Based Compensation-Transition and Disclosure. No stock-based employee compensation cost is reflected in net loss, as all options granted under the plan had an exercise price equal to the fair value of the underlying common stock on the date of grant..

The fair value of option grants has been determined using the Black-Scholes option pricing model with the following weighted average assumptions: expected life of 10 years; interest rate of 4.0%, volatility of 0% and no dividend yield. The weighted average fair value of options granted to employees was $.03 during the quarter.

The following table depicts the pro-forma results of operations for the three month periods had compensation expense for employee options been determined based on the fair value at the grant dates, as prescribed in SFAS No. 123.

	March 31,
	2005	2004
Net loss - as reported	$(90,332)	$(652,232)
Deduct: Total stock-based employee compensation expense determined under fair value method for all awards	8,566	8,223

Pro forma net loss	$(98,898)	$(660,455)

Avivo Corporation dba Atomz

NOTES TO FINANCIAL STATEMENTS (continued)

March 31, 2005 and 2004

(See Accountants’ Review Report)

NOTE A — ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (continued)

Use of Estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, as well as revenues and expenses during the reported period. Actual results could differ from those estimates.

NOTE B – GOING CONCERN

The accompanying financial statements contemplate continuation of the Company as a going concern. However, recurring losses from operations, cash used in operations for the year ended December 31, 2004, and accumulated deficits of $21,838,557 and $21,206,848 as of March, 2005 and 2004, respectively, raise substantial doubt about the Company’s ability to continue as a going concern.

In view of the matters described in the preceding paragraph, recoverability of a portion of the recorded asset amounts shown in the accompanying financial statements is dependent upon continued operations of the Company, which in turn is dependent upon the Company’s ability to succeed in its future operations and to meet its financing requirements on a continuing basis. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence. See Note M.

NOTE C — CONCENTRATION OF CREDIT RISK

The Company maintains cash balances at several financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. Uninsured cash held at these financial institutions totaled approximately $1,455,572 and $719,038 for the three month periods ended March 31, 2005 and 2004, respectively. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

NOTE D — PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	March 31,
	2005	2004
Computer equipment	$1,065,634	$842,204
Furniture and fixture	266,195	263,146
Leasehold improvements	195,975	195,975
Software	131,615	121,115

	1,659,419	1,422,440
Less accumulated depreciation and amortization	(1,344,622)	(1,123,001)

	$314,797	$299,439

Avivo Corporation dba Atomz

NOTES TO FINANCIAL STATEMENTS (continued)

March 31, 2005 and 2004

(See Accountants’ Review Report)

NOTE E — INCOME TAXES

No provision for income taxes, for the three month periods ended March 31, 2005 and 2004, have been provided for other than State minimum taxes, due to the operating losses.

Deferred tax assets approximated $9,400,000 and $8,900,000 at March 31, 2005 and 2004, respectively, and consisted primarily of temporary differences arising from the net operating loss carryforwards, depreciation, and accrued liabilities deductible in the future. All such assets are fully reserved due to the uncertainty of their realization. The valuation allowance increased $65,700 and $141,100 for the three month periods ended March 31, 2005 and 2004, respectively. The Company has federal net operating loss carryforwards available at March 31, 2005 and 2004 of approximately $20,200,000 and $19,600,000 respectively, which begin expiring in 2019. In addition, the Company has California net operating loss carryforwards of approximately $15,200,000 and $14,900,000, for the three month periods ended March 31, 2005 and 2004, respectively, which begin expiring in 2006.

NOTE F — STOCK OPTION PLAN

The 1999 Equity Incentive Plan (“Plan”) allows for the issuance of incentive stock options and non-qualified stock options to purchase shares of the Company’s common stock. The Plan is authorized to issue 5,067,876 and 4,116,876 shares of which 2,904,241 and 2,335,804 remain available for issuance in connection with option grants at March 31, 2005 and 2004, respectively. Under the Plan, incentive stock options may be granted to employees, directors, and officers of the Company and non-qualified stock options may be granted to consultants, employees, directors, and officers of the Company. Options granted under the plan are for periods not to exceed ten years, and must be issued at prices not less than 100 percent of the fair market value of the stock on the date of grant. Options granted to shareholders who own greater than 10 percent of the outstanding stock are for periods not to exceed 5 years. Option exercise prices at the time of grant are equal to the fair value of the common stock, as determined by the Board of Directors. Options granted under the Plan generally vest within 4 years.

		Weighted
		Average
		Exercise
	Shares	Price
Balance at December 31, 2003	1,686,072	$.24

Granted	125,000	.10
Cancelled	(17,500)	.27
Exercised	(12,500)	.27

Balance at March 31, 2004	1,781,072	$.23

Balance at December 31, 2004	1,945,718	$.24

Granted	235,000	.75
Cancelled	(9,583)	.27
Exercised	(7,500)	.27

Balance at March 31, 2005	2,163,635	$.27

Avivo Corporation dba Atomz

NOTES TO FINANCIAL STATEMENTS (continued)

March 31, 2005 and 2004

(See Accountants’ Review Report)

NOTE F – STOCK OPTION PLAN (continued)

The following tables summarize information about the stock options outstanding as of March 31, 2004 and 2005.

March 31, 2004:

Outstanding				Exercisable
			Weighted
		Weighted	Average		Weighted
Range of		Average	Remaining		Average
Exercise	Number	Exercise	Contractual	Number	Exercise
Prices	Outstanding	Price	Term	Exercisable	Price
$.08 - $.13	360,000	$0.09	7.9	167,345	$0.09
$0.27	1,421,072	$0.27	8.4	627,513	$0.27

	1,781,072			794,858

March 31, 2005:

			Weighted
		Weighted	Average		Weighted
Range of		Average	Remaining		Average
Exercise	Number	Exercise	Contractual	Number	Exercise
Prices	Outstanding	Price	Term	Exercisable	Price
$0.08 - $0.13	719,000	$0.10	9.1	131,456	$0.10
$0.27	1,209,635	$0.27	7.4	886,447	$0.27
$0.75 - $0.85	235,000	$0.76	9.8	4,173	$0.75

	2,163,635			1,022,076

Avivo Corporation dba Atomz

NOTES TO FINANCIAL STATEMENTS (continued)

March 31, 2005 and 2004

(See Accountants’ Review Report)

NOTE G — COMMITMENTS

Operating and Capital Leases

The Company leases its office space and certain equipment under various noncancelable operating and capital lease agreements expiring through 2007. Future minimum lease payments under these noncancelable operating and capital leases are as follows at March 31, 2005:

	Operating	Capital
2005	$130,001	$69,400
2006	162,191	59,048
2007	—	7,678

Total	292,192	136,126

Less interest	—	13,965

	292,192	122,161
Less current portion of capital lease obligations	—	60,206

Capital lease obligations, less current portion	$—	$61,955

Total rental expense under operating lease was $42,216 and $41,583 and for the three month periods ended March 31, 2005 and 2004, respectively.

Standby letter of credit

A letter of credit was issued by the Company to the landlord as additional security for the performance of the Company under the office lease agreement. The amount of the letter of credit was $72,000 at March 31, 2005 and 2004, and is secured by a $72,000 certificate of deposit, which is included in other assets as restricted cash.

NOTE H – STOCKHOLDERS’ EQUITY

Preferred Stock

In 1999 and 2000, the Company issued 1,008,334 shares of its Series A Preferred Stock at $3.96694 per share for total proceeds of $4,000,000 and 1,935,169 of its Series B Preferred Stock at $7.74 per share for total proceeds of $14,981,229. Dividends, payable at 8 percent per annum, shall be paid only when declared by the Board of Directors and shall be non-cumulative. Each share of Series A and B Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of common stock into which such shares of preferred stock could be converted. Series A and Series B Preferred Stock are convertible into common stock on a three-for-one basis. Series A and Series B Preferred Stock have an anti-dilution provision whereby the Series A and Series B conversion price would be adjusted. In the event of liquidation, the holders of preferred stock shall be entitled to be paid, out of assets of the Company, an amount per share of preferred stock equal to the original issue price plus all declared and unpaid dividends. All outstanding shares of preferred stock shall be automatically converted into common stock in the event of a public offering, with all declared and unpaid dividends becoming due.

Avivo Corporation dba Atomz

NOTES TO FINANCIAL STATEMENTS (continued)

March 31, 2005 and 2004

(See Accountants’ Review Report)

NOTE H – STOCKHOLDERS’ EQUITY (continued)

In July 2003, the Company sold 2,017,210 shares of its Series C Preferred Stock at $0.4997 per share for net proceeds, after issuance costs, of $961,843. Dividends, payable at 8 percent per annum, shall be paid only when declared by the Board of Directors and shall be non-cumulative. Each share of preferred stock has voting rights and powers equal to the voting rights and powers of the common stock. Series C Preferred Stock is convertible into common stock on a one-for-one basis. In the event of liquidation, the holders of Series C Preferred Stock shall be entitled to be paid, out of assets of the Company, an amount per share of preferred stock equal to the original issue price plus all declared and unpaid dividends. All outstanding shares of Series C Preferred Stock shall be automatically converted into common stock in the event of a public offering, with all declared and unpaid dividends becoming due.

NOTE I – NOTES RECEIVABLE FROM STOCKHOLDERS

In 2001 the Company sold 60,000 shares of common stock to employees at $0.26667 per share for total proceeds of $16,000 in exchange for full-recourse promissory notes. The notes are secured by the underlying common stock, bear interest at rates that are not less than the minimum rates established pursuant to Section 1274(d) of the Internal Revenue Code, with interest due at maturity unless otherwise determined by the Board of Directors. The principal payments are due within 5 years of the date of the note. The Company repurchased 27,563 shares of common stock in 2002 in exchange for forgiveness certain of the notes. During the three month periods ended March 31, 2005 and 2004, the Company received payments on these notes receivable totaling $7,220 and $14,121.

NOTE J– 401(k) PLAN

The Company has adopted the Avivo Corporation 401(k) Profit Sharing Plan and Trust (the “401(k) Plan”). Employees of the Company who have reached the age of 21 may participate in the 401(k) Plan. Employees participating in the 401(k) Plan may elect to defer a portion of their compensation, up to the maximum allowed by law, and to have such salary deferrals contributed to their 401(k) Plan accounts. Each year the Company may contribute to the 401(k) Plan, at its discretion, an amount of matching contributions. In addition, the Company may contribute an additional discretionary amount to the 401(k) Plan on an annual basis. For the three month periods ended March 31, 2005 and 2004, the Company made no contributions to the 401(k) Plan.

NOTE K– NOTES PAYABLE – RELATED PARTY

The Company had a promissory note to a shareholder of the Company for $95,000, bearing interest at 4.52%, which initially had a maturity date of December 15, 2002, and was amended in July 2003 to extend the maturity date until July 1, 2004. As of March 31, 2005, the note has been fully paid off.

As of March 31, 2005, the Company had promissory notes to 8 employees of the Company bearing interest at 10%. The outstanding principal balance of the notes was $94,000 as of March 31, 2005, and $118,501 as of March 31, 2004. The notes are due by June 30, 2005.

NOTE L – RELATED PARTY TRANSACTIONS

The Company entered into a consulting agreement with one of its Directors on February 8, 2005. Fees under the agreement of $175,000 were paid subsequent March 31, 2005.

Avivo Corporation dba Atomz

NOTES TO FINANCIAL STATEMENTS (continued)

March 31, 2005 and 2004

(See Accountants’ Review Report)

NOTE M – ACQUISITION

On February 8, 2005 the Company and WebSideStory, Inc., a provider of on-demand web analytics, simultaneously announced an agreement for WebSideStory to acquire Avivo Corporation (Atomz). Under the terms of the agreement, WebSideStory will issue approximately 3.1 million shares of its common stock, and options to purchase common stock, and will pay approximately $4.3 million in cash, in exchange for the outstanding capital stock and options of Atomz. Approximately nineteen percent of the common stock and cash will be held in escrow for a fifteen-month period (with a portion extended to up to twenty-four months) following closing to satisfy possible indemnification claims. Atomz shareholders also have the right to receive an earn-out payment based on achievement of certain revenues by Atomz in the fifteen-month period following the closing. Upon completion of the transaction, Atomz will merge with and into a subsidiary of WebSideStory. The transaction has been unanimously approved by the boards of directors of both companies and was approved by the Commissioner of the California Department of Corporations as to the fairness of the transaction on April 28, 2005. The acquisition was completed on May 5, 2005.